Exhibit 99.1


                          Cautionary Statement
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UAL Corporation ("UAL") and its representatives from time to time participate in speeches and calls with market analysts, conferences with investors and potential investors of UAL and United Air Lines, Inc. securities, and other meetings and conferences.

Some of the information presented in such speeches, calls, meetings and conferences may be forward-looking and involves risks and uncertainties that could result in actual results differing materially from expected results. It is not reasonably possible to itemize all of the many factors and specific events that could affect the outlook of an airline operating in the global economy. Some factors that could significantly impact expected capacity, traffic, load factors, yields, revenues, unit revenues, expenses, costs, unit costs, capital spending, cash flows, pre-tax margins, earnings, earnings per share and price to earnings ratios include the airline pricing environment, industry capacity decisions, the effect of the U.S. excise tax on travel, the success of the company's cost reduction efforts, the cost of crude oil and jet fuel, the cost of security and safety measures, low-fare carrier expansion, actions of the U.S., foreign and local governments, foreign currency exchange rate fluctuations, the Asian economic environment and travel patterns, the price of UAL common stock, the timing of the Company's common stock repurchase program, inflation, the timing of aircraft deliveries from manufacturers, the economic environment of the airline industry, and the economic environment in general.